NEWS from TOKHEIM CORPORATION

CONTACT:

     John S. Hamilton
     President & CEO
     Tokheim Corporation
     (260) 470-4649



For release to National Circuit, Analysts, and Tokheim Newsfax.

    TOKHEIM FILES VOLUNTARY CHAPTER 11 PETITION; LENDERS COMMIT TO PROVIDE
           AN ADDITIONAL $10 MILLION TO ENSURE CONTINUED OPERATIONS

              SEEKS TO SELL BUSINESS UNITS AS ONGOING OPERATIONS

FORT WAYNE, IN, November 21, 2002 - Tokheim Corporation (OTCBB: THMC) and its U.S. operating subsidiaries announced today that they filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for Delaware. This filing will allow the company to pursue an orderly sale of its business units, while resolving short-term liquidity issues. The company's operations located outside the United States are not included in the filing, and are continuing normal business operations.

Tokheim and its subsidiaries will conduct normal business operations and continue to make customer service a top priority during the restructuring and sale process. In order to fund its operations, the company has reached an agreement with a bank group led by ABN AMRO on the principal terms of debtor-in-possession financing in the amount of $10 million.

As a result of the strategic review commenced in May and in order to meet its financial obligations, Tokheim determined to sell its operations either as a whole or by one or more of its main operating segments: Tokheim North America, Tokheim International and Gasboy. John S. Hamilton, President and Chief Executive Officer, said: "As a result of our strategic review, we decided that the sale of our operating divisions was in the best interest of Tokheim and its creditors."

During the restructuring process, which will facilitate the completion of the anticipated business unit sales, Tokheim's vendors, suppliers and other business partners will be paid under normal terms for goods and services provided.

The new revolving credit facility, in the total amount of $10 million, is designed to ensure that the company has sufficient liquidity to operate in the ordinary course of business until the sale can be completed.

Mr. Hamilton said, "We appreciate the continuing support of our customers, lenders, suppliers and especially the dedication of our employees. While today's court filings are difficult, coupled with the transactions and related restructuring steps, they will, in the long term, serve the interests of our customers, employees and creditors by giving our business and its market-leading products a new, financially stable owner. The filing is the vehicle that enables us to accomplish these objectives. We intend to proceed with the sale of the business units as quickly as possible."

Tokheim Corporation, based in Fort Wayne, Indiana, is one of the world's largest producers of petroleum dispensing devices. Tokheim Corporation manufactures and services electronic and mechanical petroleum dispensing systems. These systems include petroleum dispensers and pumps, retail automation systems (such as point-of-sale systems), dispenser payment or "pay-at-the-pump" terminals, replacement parts, and upgrade kits.

Certain statements in this release, including statements preceded by, followed by or that include the words "may," "will," "should," "could," "expects," "plans," "anticipate," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology and words of similar import, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act, Section 21C of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks that may cause the actual results of the Company to differ materially from any results expressed or implied by the forward-looking statements. These risks include: increases in the Company's cost of borrowing, or a default under any material debt agreement; inability to achieve anticipated cost savings or revenue growth; dependence on the retail petroleum industry; business disruptions; material adverse changes in economic conditions in the markets we serve; inability to forecast or achieve projected operating results; fluctuations in exchange rates among various foreign currencies; costs in adjusting to the Euro; changes in, or failure of the Company to comply with current and future governmental, environmental or other regulatory actions and conditions in our operating areas; competition from others in the industry; increases in labor costs and relations with union bargaining units representing our employees; the integration of our operations with those of businesses we have acquired or may acquire in the future and the realization of the expected benefits; failure to obtain new customers or retain existing customers; inability to protect proprietary technology or to integrate new technologies; changes in business strategy or development plans; lack of funds for capital expenditures or R&D; inability to carry out strategies to accelerate new product development programs; changed demand for new products; loss of key management; adverse publicity; contingent claims asserted against the Company; and loss of significant customers or suppliers; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Given these uncertainties, investors are cautioned not to unduly rely on such forward-looking statements. The Company disclaims any obligation to update any such factors or to announce publicly the result of any revisions to any of the forward-looking statements contained in this release to reflect future events or developments.